Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended March

	2009	2008	% Change

Consolidated –
Operating Revenues	$3,666	$3,683	-0.5%
Earnings Before Income Taxes	309	553	-44.2%
Net Income Available to Common	126	359	-65.0%

Alabama Power –
Operating Revenues	$1,340	$1,337	0.2%
Earnings Before Income Taxes	241	213	13.0%
Net Income Available to Common	146	130	12.4%

Georgia Power –
Operating Revenues	$1,766	$1,865	-5.3%
Earnings Before Income Taxes	189	264	-28.4%
Net Income Available to Common	122	176	-30.6%

Gulf Power –
Operating Revenues	$284	$312	-8.7%
Earnings Before Income Taxes	26	31	-18.4%
Net Income Available to Common	17	20	-15.3%

Mississippi Power –
Operating Revenues	$269	$285	-5.8%
Earnings Before Income Taxes	29	26	10.0%
Net Income Available to Common	18	16	11.1%

Southern Power –
Operating Revenues	$232	$216	7.4%
Earnings Before Income Taxes	45	46	-1.5%
Net Income Available to Common	28	29	-3.7%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.